Exhibit 10.5

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) is made as of the 11th day of July, 2006, by ALEXION MANUFACTURING LLC, a Delaware limited liability company (“Borrower”), and ALEXION PHARMACEUTICALS, INC., a Delaware corporation (the “Guarantor”; and Borrower and Guarantor are hereinafter referred to herein individually as an “Indemnitor” and collectively as the “Indemnitors”), in favor of iSTAR FINANCIAL INC., a Maryland corporation (“Lender”).

RECITALS

A. Borrower is the owner of the Mortgaged Property. Guarantor is the owner, directly or indirectly, of all of the ownership interests in the Borrower.

B. Lender is prepared to make a loan (the “Loan”) to Borrower in the aggregate principal amount of up to Twenty-Six Million and No/100 Dollars ($26,000,000.00) pursuant to that certain Loan and Security Agreement of even date herewith among Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). The Loan shall be evidenced by the Note. The Note shall be secured by, among other things, the Mortgage and the other Loan Documents. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

C. Lender is unwilling to make the Loan unless Indemnitors agree to provide the indemnifications, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.

D. Indemnitors will derive financial and other benefits from the Loan.

E. Indemnitors are entering into this Agreement to induce Lender to make the Loan.

AGREEMENT

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors hereby represent, warrant, covenant and agree for the benefit of the Indemnified Parties as follows:

1. Representations And Warranties.

(a) Except as disclosed in the Environmental Reports, there are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or, to Indemnitor’s knowledge threatened in writing, or judgments or orders relating to any Hazardous Materials (collectively called “Environmental Claims”) asserted or threatened in writing against Borrower or to Indemnitor’s knowledge any past or present tenant, operator or owner of all or any part of the Land and the Improvements (the Land and Improvements are sometimes collectively referred to as the “Real Estate”). Except as disclosed in the Environmental Reports, to Indemnitors’ knowledge, neither Indemnitors nor any other Person has caused or permitted any Release of any Hazardous Materials to be at, from, onto or on the Real Estate in a manner which could form the basis for an Environmental Claim.

(b) Except as disclosed in the Environmental Reports, to Indemnitors’ knowledge, (i) there has been no presence or Release of Hazardous Materials (other than Hazardous Materials used in the usual and customary course of constructing, operating and maintaining the Real Estate or any other real property covered by this paragraph in compliance with all applicable Environmental Laws) at, from, onto or on the Real Estate in violation of Environmental Laws or in any manner that could have a Material Adverse Effect, (ii) there has been no presence or Release of Hazardous Substances on parcels of land adjacent to the Real Estate in violation of applicable Environmental Laws or in any manner which could have a Material Adverse Effect, and (iii) no part of the Real Estate nor any part of parcels adjacent to the Real Estate, including the groundwater located thereon, is presently contaminated by Hazardous Materials in violation of applicable Environmental Laws or in any manner that could have a Material Adverse Effect. Except as disclosed in the Environmental Reports, to the knowledge of Indemnitors, no underground or above ground storage tanks or surface impoundments are, or were located, on, under or at the Real Estate.

(c) Except as disclosed in the Environmental Reports, to Indemnitors’ knowledge, Borrower and the Mortgaged Property has been and is currently in compliance with all applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by Environmental Laws.

(d) Except as disclosed in the Environmental Reports, neither the Borrower nor the Real Estate is the subject of any pending or to Indemnitor’s knowledge proposed or threatened site Remediation.

2. Environmental Covenants.

(a) Indemnitors shall at all times comply, and cause the Mortgaged Property to comply, with all applicable Environmental Laws. Indemnitors shall not install or permit to be installed, except in accordance with all applicable Environmental Laws, any asbestos containing material or above-ground or below-ground storage tanks at, on, above or under the Real Estate.

(b) Indemnitors shall promptly take any and all necessary remedial actions upon obtaining knowledge of the presence or Release of any Hazardous Materials on, under or about the Real Estate in violation of any Environmental Laws or in any manner that could have a Material Adverse Effect. In the event any such Person undertakes any remedial action with respect to any such Hazardous Materials, such Person shall conduct and complete such remedial action in compliance with all applicable Environmental Laws.

(c) If an Event of Default exists or Lender at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws by, or any liability arising thereunder of, an Indemnitor or any other Person relating to the Real Estate, then Indemnitors shall, upon request from Lender, provide Lender with such reports, certificates, engineering studies or other written material or data as Lender may reasonably require so as to satisfy Lender that the Borrower and the Mortgaged Property are in compliance with all applicable Environmental Laws.

(d) In the event that the Real Estate (or any portion thereof) becomes the subject of any Remediation, Indemnitors shall commence such Remediation no later than the earlier of (a) thirty (30) days after written demand by Lender for performance thereof, or (b) such shorter period of time as may be required under applicable law or direction of any Governmental Authorities and thereafter shall diligently prosecute the same to completion in accordance with all applicable Environmental Laws. All Remediation shall be performed by contractors approved in advance by Lender, which approval shall not be unreasonably withheld, conditioned or delayed, and under the supervision of a consulting engineer approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed. All costs and expenses of such Remediation shall be paid by Indemnitors, including, without limitation, Lender’s reasonable attorneys’ fees and actual out of pocket third party costs incurred in connection with monitoring or review of such Remediation. In the event Indemnitors shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remediation, Lender may, but shall not be required to, cause such Remediation to be performed, and all actual out of pocket third party costs and expenses thereof, or incurred in connection therewith, shall become an Obligation under the Loan.

3. Indemnified Rights/Cooperation and Access. Indemnitors shall permit Lender, any authorized representative of Lender and any consultant or other Person retained by Lender to enter upon, examine, test and inspect the Real Estate during normal business hours upon reasonable advance notice. Subject to the limitations set forth in the Loan Agreement, such entry, examination, testing and inspecting and reporting with respect to such entry, examination, testing or inspecting shall be at the expense of Indemnitors if (a) an Event of Default has occurred and is continuing or (b) Lender has reasonably determined that there may be a violation of Environmental Laws or any liability arising under Environmental Laws, which expense shall be paid by Indemnitors to Lender within ten (10) days of demand. In connection with any entry, examination, test or inspection of the Real Estate, Lender shall, and Lender shall cause any authorized representative of Lender and any consultant or other Person retained by Lender, to use their respective good faith and commercially reasonable efforts not to unreasonably disrupt the operations and/or maintenance of the Mortgaged Property or create or worsen any presence or Release of Hazardous Materials on the Real Estate.

4. Indemnification. Indemnitors shall indemnify, pay, defend, and hold harmless Lender and all other Indemnified Parties from and against any and all Environmental Liabilities which Lender or any other Indemnified Party may suffer, directly, as a result of or with respect to: (a) any Environmental Claim relating to or arising from the Real Estate; (b) the violation of any Environmental Laws in connection with the Real Estate; (c) any presence or Release of any Hazardous Materials affecting the Mortgaged Property; (d) the presence at, in, on or under, or the Release, at or from, the Real Estate of any Hazardous Materials, whether or not such condition was known or unknown to Indemnitors; and (e) any Remediation. If any such action or other proceeding shall be brought against Lender, upon written notice from Indemnitors to Lender (given reasonably promptly following Lender’s notice to Indemnitors of such action or proceeding), Indemnitors shall be entitled to assume the defense thereof, at Indemnitors’

expense, with counsel reasonably acceptable to Lender; provided, however, Lender may, at its own expense, retain separate counsel to participate in such defense, but such participation shall not be deemed to give Lender a right to control such defense, which right Indemnitors expressly retain. Notwithstanding the foregoing, Lender shall, following notice to and consultation with Indemnitor, have the right to employ separate counsel at Indemnitors’ expense if, in the reasonable opinion of legal counsel, a conflict or potential conflict exists between the Indemnified Parties and Indemnitors that would make such separate representation advisable. Indemnitors shall have no obligation to indemnify an Indemnified Party to the extent of damage or loss resulting from such Person’s gross negligence or willful misconduct. Indemnitors’ obligations under this Agreement shall not be subject to any limitations on liability provided for in any of the Loan Documents. The covenants and agreements of Indemnitors set forth in this Agreement (including without limitation the indemnity provided for herein): (a) are separate and distinct obligations from Indemnitors’ obligations with respect to the Loan and under the Loan Documents and do not constitute the substantial equivalent of such obligations, (b) shall not be discharged or satisfied by foreclosure of the Mortgage or any Lien created by any of the other Loan Documents, and (c) shall continue in effect after any transfer of the Mortgaged Property, including transfers pursuant to foreclosure proceedings (whether judicial or nonjudicial), or by any deed in lieu of foreclosure. In no event shall the indemnification contained herein include consequential or punitive damages resulting from any claims brought directly by Lender, however, such indemnification shall include consequential and punitive damages arising in claims brought by third parties.

5. Duty to Defend and Attorneys and Other Fees and Expenses.

(a) Indemnitors shall immediately upon becoming aware thereof advise Lender in writing and in reasonable detail of: (1) any Release, disposal, existence or discharge of any Hazardous Materials at the Real Estate required to be reported to any Governmental Authority under all applicable Environmental Laws, (2) any and all written communications sent or received by an Indemnitor with respect to any Environmental Claims or any Release, disposal, existence or discharge of Hazardous Materials required to be reported to any Governmental Authority or otherwise, (3) any remedial action taken by an Indemnitor or any other Person in response to any Hazardous Materials on, under or about the Real Estate (or parcels adjacent to the Real Estate), the existence of which could result in an Environmental Claim; (4) the discovery by an Indemnitor of any occurrence or condition on any real property adjoining or in the vicinity of the Real Estate that could cause such real property or any part thereof to be classified as “border-zone property” or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws; (5) any request for information from any Governmental Authority that indicates such Governmental Authority is investigating whether an Indemnitor may be potentially responsible for a Release, disposal or discharge of Hazardous Materials; and (6) the Release, existence, disposal or discharge of Hazardous Materials from or onto the Real Estate which would reasonably be anticipated to have a Material Adverse Effect.

(b) Indemnitors shall, at their own expense, provide copies of such documents or information as Lender may reasonably request in relation to any matters disclosed pursuant to this Section 5.

6. Definitions. As used in this Agreement, the following terms shall have the following meanings:

The term “Environmental Liabilities” includes any damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value of the Mortgaged Property, fines, penalties, charges, costs of remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and litigation costs, attorneys’ fees, costs of appeal, engineers’ fees, environmental consultants’ fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

The term “Indemnified Parties” includes Lender, any Person who is or will have been involved with the servicing of the Loan, any Person in whose name the encumbrance created by the Mortgage is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, Investors (defined below)), as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, members, managers, employees, agents, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires, or will have held, a participation or other full or partial interest in the Loan or the Mortgaged Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

The term “Investors” means collectively, any purchaser, transferee, assignee, servicer, participant or investor of or in the Loan or the securities which may be issued in connection with a Securitization.

The term “Release” includes, but is not limited to, any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

The term “Remediation” means any investigation, site monitoring, containment, cleanup, removal, restoration, or other activity of any kind which are reasonably necessary under any applicable Environmental Laws.

7. Unimpaired Liability. The liability of Indemnitors under this Agreement shall in no way be limited or impaired by, and each Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Loan Documents. In addition, the liability of Indemnitors under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Loan Documents, (ii) any sale or transfer of all or part of the Mortgaged Property, (iii) limitations on, or release of liability under, any of the other Loan Documents, (iv) the accuracy or inaccuracy of the representations and warranties made by an Indemnitor under any of the Loan Documents or herein, (v) the release of an Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or condition contained in any of the other Loan Documents by operation of law, Lender’s voluntary act or otherwise, (vi) the release or substitution in whole or in part of any Collateral, or (vii) Lender’s failure to record the Mortgage or file any UCC financing statements (or Lender’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Loan; and, in any such case, whether with or without notice to Indemnitors and with or without consideration.

8. Enforcement. Upon the occurrence and during the continuance of an Event of Default, Indemnified Parties may enforce the obligations of Indemnitors without first resorting to or exhausting any security or collateral or without first having recourse to any other Loan Documents or any of the Collateral, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Lender from suing on the Note, foreclosing, or exercising any power of sale or other rights and remedies under the Loan Documents. This Agreement is not collateral or security for the Indebtedness of an Indemnitor pursuant to the Loan, unless Lender expressly elects in writing to make this Agreement additional collateral or security for the Indebtedness of an Indemnitor pursuant to the Loan, which Lender is entitled to do in its sole and absolute discretion. Except as otherwise provided herein, it is not necessary for an Event of Default to have occurred for Indemnified Parties to exercise their rights pursuant to this Agreement. Indemnitor is fully and personally liable for the obligations pursuant to this Agreement, and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Collateral.

9. Survival. The obligations and liabilities of Indemnitors under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage. Notwithstanding the provisions of this Agreement to the contrary, the liabilities and obligations of Indemnitors hereunder shall not apply to the extent that Indemnitors can prove that such liabilities and obligations arose solely from Hazardous Materials that: (a) were not present on or a threat to the Real Estate prior to the earlier of (1) a foreclosure under the Mortgage, (2) the delivery by Borrower to, and acceptance by, Lender or its designee of, a deed in lieu of foreclosure with respect to the Mortgaged Property, (3) Lender’s (or its designee, including any receiver) taking possession and control of the Mortgaged Property after the occurrence of an Event of Default, or (b) were the proximate result of any intentional act or gross negligence of any Indemnified Party.

10. Interest. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within ten (10) days of such demand therefor, shall bear interest at the lesser of (a) the Default Rate or (b) the maximum interest rate which Indemnitor may by law pay or Indemnified Parties may charge and collect, from the date payment was due.

11. Waivers. (a) To the fullest extent permitted by applicable law Indemnitors hereby waive and relinquish (i) any right or claim of right to cause a marshaling of Indemnitors’ assets or to cause Lender or other Indemnified Parties to proceed against any of the Collateral before proceeding under this Agreement against an Indemnitor; (ii) all rights and remedies accorded by applicable law to indemnitors or guarantor, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Lender or other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Lender or other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitors hereby agree to postpone the exercise of any rights of subrogation with respect to any Collateral securing the Loan until the Loan shall have been paid in full.

12. WAIVER OF JURY TRIAL. INDEMNITORS AND, BY ACCEPTANCE HEREOF, LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND RELATIONSHIP THAT IS BEING ESTABLISHED. INDEMNITORS AND LENDER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF INDEMNITORS OR LENDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. INDEMNITORS AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. INDEMNITORS AND LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

13. Subrogation. Indemnitors shall take any and all reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for the presence of any

Hazardous Materials at, in, on, under or near the Real Estate or otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Indemnitors’ rights now or hereafter in such claims.

14. Indemnitors’ Representations and Warranties. Each Indemnitor represents and warrants that:

(a) it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms.

(b) its execution of, and compliance with, this Agreement is in the ordinary course of business of Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership or trust agreement, or other governing instrument of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or the Mortgaged Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or the Mortgaged Property is subject;

(c) it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(d) to Indemnitor’ s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and

(e) this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditor’s rights generally.

15. No Waiver. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

16. Notice of Legal Actions. Each Indemnitor hereto shall, within five (5) Business Days of receipt thereof, give notice to the Lender of (i) any notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to Hazardous Materials on, from or affecting the Real Estate relating to a material violation of an Environmental Law, and (ii) any legal action brought against such party or related to the Mortgaged Property. Such notice shall comply with the provisions of Section 19 hereof.

17. Examination of Books and Records. In addition to any other rights of Indemnified Parties under the Loan Documents, upon reasonable notice during normal business hours, the Indemnified Parties and their attorneys, representatives and accountants shall have the right to examine the records, books, management and other papers of Indemnitors relating to the environmental condition of the Mortgaged Property. Indemnified Parties and their accountants and other representatives shall have the right to make copies and extracts from the foregoing records and other papers. Lender may disclose to any Interested Party (as such term is defined in Section 18 below) and to any Governmental Authority and all prospective Interested Parties, their counsel and advisors, any and all information Lender ever has about the environmental condition or compliance of the Mortgaged Property, as Lender determines reasonably necessary or desirable under conditions of confidentiality equal to those set forth in the Loan Agreement, but shall be under no duty to disclose any such information except as may be required by law. Lender shall be under no duty to make any environmental assessment of the Mortgaged Property, and in no event shall any such environmental assessment by Lender be or give rise to a representation that any Hazardous Materials are or are not present on the Mortgaged Property, or that there has been or shall be compliance with any Environmental Law, nor shall Indemnitors or any other person be entitled to rely on any environmental assessment made by Lender or at Lender’s request. Lender owes no duty of care to protect Indemnitors or any other person against, or to inform them of, any Hazardous Materials or other adverse condition affecting the Mortgaged Property. By acceptance hereof, Lender hereby acknowledges and agrees that the terms and provisions of this Section 17 are subject to the confidentiality requirements set forth in Section 11.12 of the Loan Agreement.

18. Transfer of Loan. Lender may, at any time, sell, transfer or assign the Loan Documents, or engage in a Securitzation. Lender may forward to each purchaser, transferee, assignee, servicer or participant (the foregoing entities hereinafter collectively referred to as the “Interested Parties”) and all prospective Interested Parties, their counsel and advisors and to any Rating Agencies, all documents and information which Lender now has or may hereafter acquire relating to Indemnitors and the Mortgaged Property, whether furnished by an Indemnitor, any guarantor or otherwise, as Lender determines necessary or desirable. Indemnitors and any guarantor agree to cooperate with Lender in connection with any transfer made pursuant to this Section 18, including, without limitation, the delivery of an estoppel certificate and such other documents as may be reasonably requested by Lender. Indemnitors shall also furnish, and Indemnitors and any guarantor hereby consent to Lender furnishing to such Interested Parties or such prospective Interested Parties, any and all information concerning the financial condition of the Indemnitors and any guarantor and any and all information concerning the Mortgaged Property as may be furnished in connection with any sale, transfer or other Securitization.

19. Notices. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied (with request for confirmation) or sent by overnight courier service or United States registered mail return receipt requested, postage prepaid. Any notice so given shall be deemed effective upon delivery or on refusal or failure of delivery during normal business hours. Notices shall be addressed to the parties at the following addresses or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 19.

If to Indemnitors:	Alexion Pharmaceuticals, Inc. 352 Knotter Drive Cheshire, Connecticut 06410 Attn: Vikas Sinha Telephone: (203) 271-8309 Facsimile: (203) 271-8198 E-mail: sinhav@alxn.com

With a copy to:	Eiseman Levine Lehrhaupt & Kakoyiannis P.C. 805 Third Avenue, 10th Floor New York, New York 10022 Attn: Jonathan Eiseman, Esq. Telephone: (212) 752-1000 Facsimile: (212) 355-4608

If to Lender:	iStar Financial Inc. 1114 Avenue of the Americas, 27th Floor New York, New York 10036 Attn: Chief Operating Officer Telephone: 212-930-9400 Facsimile: 212-930-9494

With a copy to:	iStar Financial Inc. 1114 Avenue of the Americas, 27th Floor New York, New York 10036 Attn: Nina B. Matis, Esq./General Counsel Telephone: 212-930-9406 Facsimile: 212-930-9492

With a copy to:	iStar Asset Services Inc. 180 Glastonbury Boulevard, Suite 201 Glastonbury, Connecticut 06033 Attn: President Telephone: 860-815-5900 Facsimile: 860-815-5901

With a copy to:	Katten Muchin Rosenman LLP 525 West Monroe Street Chicago, Illinois 60661-3693 Attn: Gregory P.L. Pierce, Esq. Telephone: 312-902-5541 Facsimile: 312-577-8893

20. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.

The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

21. No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of an Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

22. Headings. Etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

23. Number and Gender/Successors and Assigns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every Person comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitors, all of whom shall be bound by the provisions of this Agreement, provided that except as permitted herein and in the Loan Agreement, no obligation of Indemnitors may be assigned except with the written consent of Lender. Each reference herein to Lender shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns.

24. Release of Liability. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

25. Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Lender has under the other Loan Documents or would otherwise have at law or in equity.

26. Inapplicable Provisions. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

27. Governing Law. PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, INDEMNITORS AND LENDER AGREE THAT THIS AGREEMENT AND ALL RIGHTS, OBLIGATIONS AND LIABILITIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

28. Conflict. In the event of any specific conflict between this Agreement and the Loan Agreement, the provisions of the Loan Agreement shall control. In the event such a determination cannot be made, the terms of the Loan Agreement shall control.

29. Joint and Several. The Obligations of Indemnitors, and each of them hereunder, are joint and several.

30. Miscellaneous. (a) Wherever pursuant to this Agreement (i) Lender exercises any right given to it approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b) Wherever pursuant to this Agreement it is provided that Indemnitors pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements actually incurred by Lender.

31. Consent of Jurisdiction/Service of Process. IN ACCORDANCE WITH SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, INDEMNITORS AND LENDER HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLE AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. INDEMNITOR AND LENDER ACCEPT FOR ITSELF RESPECTIVELY AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. INDEMNITOR AND LENDER ACKNOWLEDGE AND AGREE THAT SERVICE OF PROCESS IN ANY SUCH ACTION, SUIT OR PROCEEDING WILL BE DEEMED EFFECTIVE. SERVICE OF PROCESS ON INDEMNITOR SHALL BE MADE IN ACCORDANCE WITH THE LAWS GOVERNING AT THE TIME OF SERVICE TO THE ADDRESS IN SECTION 19 ABOVE OR AT SUCH OTHER ADDRESS AS SUCH INDEMNITOR MAY HAVE FURNISHED AS TO ITSELF TO THE SERVING PARTY BY LIKE NOTICE, OR TO THE LAST KNOWN ADDRESS OF SUCH INDEMNITOR PROVIDED THEREUNDER WILL BE DEEMED EFFECTIVE.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.

INDEMNITORS:

ALEXION PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ David Keiser
Name:	DAVID KEISER
Title:	PRES & COO

ALEXION MANUFACTURING LLC, a Delaware limited liability company

By:	ALEXION PHARMACEUTICALS, INC., a Delaware corporation, its sole member

By:	/s/ David Keiser
Name:	DAVID KEISER
Title:	PRES & COO

Environmental Indemnity